Exhibit 10.1

Information Concerning Executive Compensation

     It has been the policy of Citizens Communications Company (the "Company") since the current management took over in late 2004 to emphasize performance based compensation through the payment of bonuses based upon achievement of Company and individual performance goals.

     On February 22, 2006, the Company's Compensation Committee in consultation with Mrs. Maggie Wilderotter, Chairman and Chief Executive Officer, approved cash bonuses for 2005 for each of the Company's current executive officers who were included as named executive officers in the Company's 2005 proxy statement and for Peter B. Hayes, who is anticipated to be a named executive officer in the Company's 2006 proxy statement and also approved restricted stock grants for each of those executive officers. On February 22, 2006, the Company's Compensation Committee approved a cash bonus for 2005 and a restricted stock grant for Mrs. Wilderotter. Mrs. Wilderotter's compensation was reviewed with the non-management directors of the Company's Board of Directors.

Name                                2006 Salary               2005 Bonus Amount ($)      Restricted Stock
                                       ($)(1)                                                 Grant (#)
------------------------------- --------------------------- -------------------------- ----------------------
Maggie Wilderotter, Chairman          $750,000                    $840,000                   160,000
and Chief Executive Officer

------------------------------- --------------------------- -------------------------- ----------------------
Jerry Elliott, President and          $530,000                    $550,000                   75,000
Acting Chief Financial Officer

------------------------------- --------------------------- -------------------------- ----------------------
John H. Casey, III, Executive         $410,000                    $400,000                   40,000
Vice President

------------------------------- --------------------------- -------------------------- ----------------------
Daniel J. McCarthy, Executive         $280,000                    $208,750                   30,000
Vice President and Chief
Operating Officer

------------------------------- --------------------------- -------------------------- ----------------------
Peter B. Hayes, Executive             $283,250                    $190,000                   32,000
Vice President, Sales,
Marketing and Business
Development



     1. Includes increases for each of the executive officers named in the table.